21515 Hawthorne Boulevard, Suite 1065
[GRAPHIC OMITTED]                          Torrance, CA 90503
MGB Partners, LLP                          Tel: 310.316.4500
ACCOUNTANTS & BUSINESS ADVISORS            Fax: 310.316.4557
                                           Email: mgbuno@mgbpartnersllp.com
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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Deli Solar (USA), Inc.
558 Lime Rock Road
Lakeville, Connecticut  06039

      We hereby consent to the incorporation in the Prospectus constituting a part of this Registration Statement on Form SB-2 of our report dated August 27, 2004, relating to the consolidated financial statements of Meditech Pharmaceuticals, Inc. and Subsidiary appearing in the Annual Report on Form 10-KSB for the period May 4, 1982 (date of inception) through May 31, 2004. Our report contains an explanatory paragraph regarding Meditech Pharmaceuticals, Inc. and Subsidiary's ability to continue as a going concern.


/s/ MGB Partners, LLP
MGB Partners, LLP
Los Angeles, California
January 24, 2006